Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

WildHorse Resource Development Corporation:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215124) pertaining to the WildHorse Resource Development Corporation 2016 Long-Term Incentive Plan of our report dated March 28, 2017, with respect to the consolidated financial statements of Esquisto Resources II, LLC and Subsidiaries (not presented separately herein), included in the Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young

Dallas, TX

March 12, 2018